Exhibit
                                                            99.2


                        REALTY PARKING PROPERTIES II L.P.

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





In connection with the filing of Realty Parking Properties II L.P.'s (the "Fund") Report on Form 8-K as of August 6, 2002 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy M. Gisriel, the Chief Financial Officer of Realty Parking Company II, Inc., General Partner of the Fund, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of
                  section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Fund.



By: /s/ Timothy M. Gisriel

Timothy M. Gisriel
Chief Financial Officer
Realty Parking Company II, Inc.
General Partner
August 6, 2002